Exhibit 10.15

October 19, 2008

Dear Warrantholder,

We refer you to the news release of Ausam Energy Corporation (the “Company”) dated October 19, 2008 (the “News Release”) with respect to the Company’s early exercise warrant incentive program commencing on October 20, 2008 (the “Early Exercise Program”), designed to encourage the early exercise of up to 8,701,132 outstanding common share purchase warrants of the Company (“Warrants”).

From October 20, 2008, up to and including 5:00 p.m. (Calgary time) on November 18, 2008 (the “Early Exercise Period”), existing holders of Warrants (“Warrantholders”) may exercise their Warrants at a discounted price of US$1.50 per Warrant. Warrantholders who exercise during this period and pursuant to the terms of the Early Exercise Program will be entitled to receive an additional one-half of one common share purchase warrant for each Warrant exercised, with each whole additional common share purchase warrant (each an “Incentive Warrant”) entitling the holder thereof to purchase one common share in the capital of the Company (each a “Common Share”) for a period of five years following the date of issuance of the Incentive Warrant. Each Incentive Warrant will be exercisable at a price of (i) US$1.50 up to and including the second anniversary of the date of issuance of the Incentive Warrants; (ii) thereafter at a price of US$1.65 up to and including the third anniversary of the date of issuance of the Incentive Warrants; (iii) thereafter at a price of US$1.82 up to and including the fourth anniversary of the date of issuance of the Incentive Warrants; and (iv) thereafter at a price of US$2.00 up to and including the fifth anniversary of the date of issuance of the Incentive Warrants. Each Incentive Warrant, and any Common Shares issuable on the exercise thereof, will be subject to a six month hold period commencing upon the issuance of such Incentive Warrant, which issuance will take place as soon as is practicable after the conclusion of the Early Exercise Program.

The Company intends to issue up to 8,701,132 Common Shares and up to 4,350,566 Incentive Warrants to Warrantholders who participate in the Early Exercise Program. Warrants that are not tendered for exercise pursuant to the Early Exercise Program will remain outstanding and will continue to be exercisable for Common Shares on the same terms (including at the original exercise price) applicable to such Warrants as they existed prior to the Early Exercise Program. If all of the eligible Warrants are exercised during the Early Exercise Period, the Company expects to receive gross proceeds of up to approximately US$13,051,698.

The Early Exercise Program offers several benefits to the Company and its shareholders, including, among other things, providing:

•	a means for the Company to raise additional working capital in an efficient manner;

•	capital for the ongoing exploration and development of the Company’s projects; and

•	simplification and “clean-up” of the Company’s capital structure.

Warrantholders are encouraged (but are under no obligation) to exercise their Warrants pursuant to the Early Exercise Program. A warrant amendment, exercise and subscription agreement is attached hereto as Schedule “A”. The warrant amendment, exercise and subscription agreement is also available on SEDAR at www.sedar.com and on the Company’s website at www.ausamenergy.com.

As the Company is now considered to be a domestic issuer of securities under the securities laws of the United States of America, all securities issued by the Company without registration under the Securities Act of 1933 of the United States of America are considered restricted securities and will bear a restrictive legend that such securities may not be sold or transferred without first being registered under the United States Securities Act of 1933 and any applicable state securities laws or there being an exemption from the registration requirements of such laws available for such sale or transfer. This restrictive legend will be applicable to all securities holders, both United States persons and persons who are not United States persons. The Company does not intend to register any of its Common Shares that are issuable upon exercise of the Warrants, the Incentive Warrants, or its Common Shares that are issuable upon exercise of the Incentive Warrants under the United States Securities Act of 1933 or any state securities laws and the Company shall have no obligation to register any of such securities under any of such laws. Accordingly, all Common Shares acquired through exercise of the Warrants, all Incentive Warrants and all Common Shares acquired through exercise of the Incentive Warrants may not be sold or transferred (other than in a private transaction in which the transferee is an accredited investor under the United States Securities Act of 1933 and a legal opinion is delivered to the Company that such transfer is exempt from registration under the United States Securities Act of 1933 and any applicable state securities laws) prior to the date that is six months and one day after the date of issuance of such securities by the Company (if the Company continues to be a reporting company under Section 15(d) of the United States Securities and Exchange Act of 1934) or that is one year and one day after the date of issuance of such securities by the Company (if the Company ceases to be a reporting company under Section 15(d) of the United States Securities and Exchange Act). The Company intends to continue to be a reporting company under Section 15(d) of the United States Securities and Exchange Act of 1934. Accordingly, persons acquiring Common Shares through exercise of the Warrants, the Incentive Warrants and Common Shares through exercise of the Incentive Warrants should be prepared to hold such securities for a period of at least six months and one day before any sale or transfer thereof. The Company and its transfer agent may refuse to transfer such securities if the Company or the transfer agent is not satisfied that these requirements have been satisfied.

In order to participate in the Early Exercise Program, the following documentation must be received by the Company or its counsel by no later than 5:00 p.m. (Calgary time) on November 18, 2008:

i.	a duly completed and executed warrant amendment, exercise and subscription agreement, in the from attached as Schedule “A”; and

2

ii.	a certified cheque or bank draft payable to “Bennett Jones LLP in trust for Ausam Energy Corporation” in full payment of the Warrants being exercised, being US$1.50 per Warrant (wire transfer instructions will be provided upon request); and

iii.	the original certificate(s) representing the Warrants being surrendered in connection with the exercise referred to in (ii) above.

Note that only those Warrantholders who meet the criteria set forth in Schedule “A” may participate in the Early Exercise Program.

Please send the above documents to the Company care of the address noted below:

Ausam Energy Corporation

c/o Bennett Jones LLP

4500 Bankers Hall East

855 2nd Street S.W.

Calgary, Alberta T2P 4K7

Attn: Sean Mason

Fax: (403) 265-7219

Tel: (403) 298-3027

masons@bennettjones.ca

The Company intends to issue Common Shares in tranches periodically during the Early Exercise Period and in a final tranche as soon as is practicable after the expiry of the Early Exercise Period. All Incentive Warrants will be issued as soon as is practicable after the expiry of the Early Exercise Period concurrently with the final tranche of Common Shares.

Warrants held by insiders of the Company (in excess of an aggregate of 483,279 Warrants held by such insiders which may participate on a pro rata basis), Warrants previously issued to agents as compensation or held by employees of such agents and Warrants issued by the Company after October 20, 2008 are not eligible for the Early Exercise Program and are not included in the 8,701,132 Warrants which may be exercised pursuant to the Early Exercise Program.

Please do not hesitate to contact the Company at (832) 678-2200 attention: Mark Avery or visit the Company’s website should you wish to further inquire about the Early Exercise Program.

We encourage you to take advantage of the Early Exercise Program, which we believe to be attractive to you as a Warrantholder and beneficial to the Company, and we thank you for your continuing support.

Sincerely,

“Mark Avery”

President and Chief Executive Officer

3

Schedule “A”

Warrant Amendment, Exercise and Subscription Form

(attached)

4

THIS WARRANT AMENDMENT, EXERCISE AND SUBSCRIPTION AGREEMENT IS ONLY

FOR USE IN CONJUNCTION WITH THE EARLY WARRANT EXERCISE PROGRAM

OF AUSAM ENERGY CORPORATION

The instructions accompanying this Warrant Amendment, Exercise and Subscription Agreement should be read carefully before completing this Warrant Amendment, Exercise and Subscription Agreement. Ausam Energy Corporation will assist you in completing this Warrant Amendment, Exercise and Subscription Agreement.

WARRANT AMENDMENT, EXERCISE AND SUBSCRIPTION AGREEMENT

to accompany certificates for

Common Share Purchase Warrants

of

AUSAM ENERGY CORPORATION

THE EARLY WARRANT EXERCISE PROGRAM WILL BE OPEN FOR ACCEPTANCE UNTIL

5:00 P.M. (CALGARY TIME) ON NOVEMBER 18, 2008

This warrant amendment, exercise and subscription agreement (the “Agreement”), properly completed and signed in accordance with the instructions set out below, together with all required documents and payment, must accompany the original certificates (each a “Warrant Certificate”) representing common share purchase warrants (the “Warrants”) of Ausam Energy Corporation (“Ausam”) to be amended and exercised pursuant to the early warrant exercise program (the “Program”) of Ausam.

The terms and conditions of the Program are set forth in this Agreement.

Please carefully read the instructions provided herein before completing this Agreement.

TO:        AUSAM ENERGY CORPORATION

The undersigned delivers to you the enclosed Warrants Certificate(s), the details of which are as follows:

DESCRIPTION OF WARRANT CERTIFICATE(S)

(if insufficient space, attach a list in the form below)

Number of Warrants Amended and Exercised	Certificate No.(s)	Total Number of Warrants Represented by Certificate(s)	Name in which Registered (please print)

Total:

PART I – TERMS AND CONDITIONS OF THE PROGRAM

1.	Upon acceptance by the undersigned of the offer by Ausam to participate in the Program, each Warrant held by the Warrantholder and tendered for amendment and exercise shall be amended as follows (the “Exercised Warrants”):

(a)	the exercise price for each whole Exercised Warrant shall be deemed to be US$1.50 (the “Amended Exercise Price”); and

(b)	the securities issuable upon the exercise of each whole Exercised Warrant shall be one common share in the capital of Ausam (each a “Common Share”) and one-half of one Common Share purchase warrant (each an “Incentive Warrant”), with each whole Incentive Warrant entitling the holder thereof to purchase one Common Share for a period of five years following the date of issuance of the Incentive Warrant at a price of (i) US$1.50 up to and including the second anniversary of the date of issuance of the Incentive Warrants; (ii) thereafter at a price of US$1.65 up to and including the third anniversary of the date of issuance of the Incentive Warrants; (iii) thereafter at a price of US$1.82 up to and including the fourth anniversary of the date of issuance of the Incentive Warrants; and (iv) thereafter at a price of US$2.00 up to and including the fifth anniversary of the date of issuance of the Incentive Warrants. Each Incentive Warrant and any Common Shares issuable on the exercise thereof will be subject to a six month hold period commencing upon the issuance of such Incentive Warrant.

2.	The term of the Program shall be from October 20, 2008 to 5:00 p.m. (Calgary time) November 18, 2008 (the “Expiry Date”), provided that Ausam may, in its sole discretion, extend the term of the Program at any time and from time to time. In order to participate in the Program, the following deliveries must received by Ausam by no later than 5:00 p.m. (Calgary time) (the “Expiry Time”) on November 18, 2008. If Ausam elects to extend the term of the Program the following deliveries must be received by no later than 5:00 p.m. (Calgary time) on the extended Expiry Date:

(a)	a completed and duly executed copy of this Agreement;

(b)	the original Warrant Certificate as described above;

(c)	a certified cheque, bank draft or wire transfer in an amount equal to the aggregate Amended Exercise Price with respect to the Exercised Warrants; and

(d)	such other documentation may be required by Ausam pursuant to the terms of the Program.

3.	Only persons who are “accredited investors” under applicable securities laws or who provide satisfactory evidence that they meet the requirements of another available exemption from the prospectus and registration requirements of applicable securities laws may participate in the Program.

4.	Warrants held by insiders of Ausam (in excess of an aggregate of 483,279 Warrants held by such insiders which may participate on a pro rata basis), Warrants previously issued to agents as compensation or held by employees of such agents and Warrants issued by Ausam after October 20, 2008, are not eligible for the Early Exercise Program

5.	Ausam may issue certificates representing the Common Shares and Incentive Warrants that become issuable pursuant to the Program from time to time during the term of the Program and as soon as is practicable, but in any event no later than five business days, following the Expiry Time.

6.	All references in this Agreement to “$” or dollars shall be to United States dollars unless otherwise specified.

PART II – AMENDMENT AND EXERCISE

The undersigned registered holder of Warrants (the “Warrantholder”) acknowledges and agrees that:

1.	it delivers to Ausam the enclosed Warrant Certificate(s) and irrevocably accepts the terms and conditions of this Agreement in respect of the Exercised Warrants in accordance with the terms and conditions of this Agreement and, on and subject to the terms and conditions of this Agreement, hereby amends and exercises the Exercised Warrants;

2.	it represents and warrants that: (a) the undersigned has full power and authority to amend and exercise the Exercised Warrants and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Exercised Warrants to any other persons; (b) the undersigned is the owner of the Exercised Warrants represented by the Warrant Certificate(s) described above;

3.	it directs Ausam or its transfer agent, upon exercise of the Exercised Warrants: (a) to issue or cause to be issued Common Shares and Incentive Warrants in those amounts to which the undersigned is entitled as consideration for the exercise of the Exercised Warrants pursuant to the Program in the name indicated below and to send such Common Shares and Incentive Warrants by first class mail, postage prepaid, to the address as indicated below; and (b) return any certificates for Warrants not exercised pursuant to the Program to the address indicated below (and if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the register of Warrants maintained by Ausam);

4.	if the certificate(s) representing the Warrants described herein to be delivered are not provided herewith, the undersigned Warrantholder covenants and agrees to ensure that such certificates are delivered to Ausam and acknowledges that the exercise of such Warrants pursuant to the Program will not be accepted until such certificates are delivered to Ausam which the Warrantholder shall ensure occurs forthwith and in any event prior to the Expiry Time;

5.	delivery shall be effected upon, and risk of loss and title to each Warrant Certificate shall not pass until receipt by Ausam of this Agreement, duly completed and signed, together with the items referred to under Part I, Section 2 hereof. All questions as to validity, form and eligibility of any surrender of Warrant Certificates hereunder will be reasonably determined by Ausam and such determination shall be final and binding; and

6.	except as specifically provided in this Agreement, all provisions of the Warrants are ratified and confirmed and shall remain in full force and effect.

PART III – SUBSCRIPTION

The undersigned Warrantholder (the “Subscriber”) on its own behalf and, as applicable, on behalf of the beneficial holder of Warrants (the “Beneficial Holder”) acknowledges and agrees that:

Securities Compliance

1.	it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of Ausam which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the execution of this Warrant Amendment, Exercise and Subscription Form thereby amending the Warrants, the Common Shares issuable upon exercise of the Warrants, the Incentive Warrants or the Common Shares issuable on the exercise thereof (the amended Warrants, the Common Shares issuable upon exercise of the amended Warrants, the Incentive Warrants and the Common Shares issuable on the exercise of the Incentive Warrants are herein collectively referred to as the “Incentive Securities”); and

2.	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Incentive Warrants; and

3.	with respect to Canadian securities matters (to be completed by ALL Subscribers, regardless of jurisdiction of residence):

(a)	it is subscribing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Incentive Securities, it is resident in or otherwise subject to the applicable securities laws of a province of Canada and it is an “accredited investor”, as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”), and, if not an individual, it pre-existed the Program and has a bona fide purpose other than the investment in the Incentive Warrants and it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106, and has initialed or placed a check mark in one of the categories of “accredited investor” set forth below indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; OR

(b)

if it is not subscribing as principal, it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of the Beneficial Holder, who is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Incentive Securities, it acknowledges that Ausam is required by law to disclose to certain regulatory authorities the identity of each Beneficial Holder for whom it may be acting, and it and the Beneficial Holder is resident in or otherwise subject to the applicable securities laws of a province of Canada and it is an “accredited investor” as such term is defined in paragraphs (p) or (q) of the definition of “accredited investor” in NI 45-106 (provided, however, that it is not a trust company or trust Company registered under the laws of Prince Edward Island that is not registered or authorized under the

Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada) and is therefore deemed to be purchasing as principal pursuant to NI 45-106 and it has initialled or placed a check mark in one of the categories of “accredited investor” set forth below indicating that the it satisfies one of the categories of “accredited investor” set out in paragraphs (p) or (q) of such definition; and

NOTE: INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITIONS BELOW.

Accredited Investor - (defined in NI 45-106) means, amongst other things:

(a)	a Canadian financial institution, or a Schedule III bank,

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada,

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000,

(k)	an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000,

(m)	a person other than an individual or investment Corporation, that has net assets of at least CDN$5,000,000, as shown on its most recently prepared financial statements,

(n)	an investment Corporation that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution; (ii) a person that acquires or acquired securities in the minimum circumstances referred to in sections 2.10 and 2.19 of NI 45-106; or (iii) a person described in subparagraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106,

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction in Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q)	a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and (ii) in Ontario, is purchasing a security that is not a security of an investment fund,

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t)	a person in respect of which all of the owners of interests, direct, indirect, or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an advisor, or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator, as (i) an accredited investor, or (ii) an exempt purchaser in Alberta, British Columbia after NI 45-106 comes into force.

4.	with respect to United States securities matters (to be completed by Subscribers resident in or otherwise subject to applicable securities legislation of the United States):

(i)	it is an “accredited investor” that satisfies the criteria set forth in Rule 501(a)(1), (2), (3), (4), (5), (6), (7) or (8) of Regulation D promulgated under the United States Securities Act of 1933, as amended, because it meets at least one of the following standards:

NOTE: INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITIONS BELOW.

it is a corporation, Massachusetts or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purposes of acquiring the Shares, with total assets in excess of US$5,000,000; or

it is either: (i) a bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; (iii) an insurance company as defined in Section 2(13) of the U.S. Securities Act; (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act; (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or (vii) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if such investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self directed plan, with investment decisions made solely by persons who are accredited investors; or

it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

it is a director or executive officer of Ausam; or

it is a natural person whose individual net worth or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000; or

it is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

it is a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the U.S. Securities Act; or

it is an entity in which all of the equity owners are accredited investors under one or more of the categories indicated above;

5.	if the Subscriber (or if applicable, the Beneficial Holder) is resident in or otherwise subject to applicable securities legislation of a province of Canada or of the United States, but does not satisfy the criteria of one of the categories of “accredited investor” set forth above, the issuance of Incentive Warrants to the Subscriber (or if applicable, the Beneficial Holder) hereunder would, if completed, be made pursuant to an exemption from the applicable prospectus and registration requirements (the particulars of the exemption being enclosed herewith by the Subscriber), and the Subscriber will deliver to Ausam such further particulars of the exemption(s) and evidence of the Subscriber’s (or if applicable, the Beneficial Holder’s) qualifications thereunder as Ausam may request; and

6.	if the Subscriber (or if applicable, the Beneficial Holder) is resident in a jurisdiction other than a province of Canada, the issuance to the Subscriber (or if applicable, the Beneficial Holder) of Incentive Warrants hereunder would, if completed, comply with (i) the provisions of section 3 or 5 of this Article III as if the Subscriber (or if applicable, the Beneficial Holder) were a resident of Alberta and (ii) the requirements of all applicable securities legislation in the jurisdiction of its residence, and the Subscriber will deliver to Ausam such further evidence as Ausam may request. The entering into of this Agreement will not cause the Ausam or any of its directors, officers or representatives to become subject to or require any disclosure, prospectus, offering memorandum, or other reporting requirement in such jurisdiction; and

Additional United States Securities Compliance

7.	it is aware that the Incentive Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) or the securities laws of any state of the United States and that these securities may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that Ausam has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Incentive Securities; and

8.	it undertakes and agrees that it will not offer or sell any of the Incentive Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

Privacy Law Compliance

9.	it acknowledges that this Agreement requires the Subscriber to provide certain personal information to Ausam. Such information is being collected by Ausam for the purposes of participating in the Program, which includes, without limitation, determining the Subscriber’s (or if applicable, the Beneficial Holder’s) eligibility to purchase the Incentive Warrants under applicable securities laws, preparing and registering certificates representing the Incentive Warrants to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s (or if applicable, the Beneficial Holder) personal information may be disclosed by Ausam to:

(a)	all relevant stock exchanges or securities regulatory authorities;

(b)	Ausam’s registrar and transfer agent;

(c)	the Canada Revenue Agency; and

(d)	any of the other parties involved in the Program, including legal counsel, and may be included in record books in connection with the Program.

By executing this Agreement, the Subscriber (or if applicable, the Beneficial Holder) is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber (or if applicable, the Beneficial Holder) also consents to the filing of copies or originals of any of the Subscriber’s documents as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. If it is a resident of or otherwise subject to applicable securities laws of Ontario, the Subscriber (or if applicable, the Beneficial Holder) acknowledges that it has been notified by Ausam: (a) of the delivery to the Ontario Securities Commission (the “OSC”) of the full name, residential address and telephone number of the Subscriber, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the OSC under the authority granted to it in securities laws; (c) that this information is being collected for the purposes of the administration and enforcement of the securities laws of Ontario; and (d) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-8086 regarding any questions about the OSC’s indirect collection of this information; and further authorized such indirect collection of the information by the OSC; and

Risk Acknowledgement

10.	it is aware that no market exists for the Incentive Warrants;

11.	it acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Incentive Warrants; and

(b)	there is no government or other insurance covering the Incentive Warrants; and

(c)	there are risks associated with the purchase of the Incentive Warrants; and

(d)	there are restrictions on the Subscriber’s ability to resell the Incentive Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Incentive Securities; and

(e)	Ausam has advised the Subscriber that Ausam is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the applicable securities laws in the jurisdiction in which it resides and other applicable securities laws and, as a consequence of acquiring Incentive Warrants pursuant to this exemption, certain protections, rights and remedies provided by the applicable securities laws in the jurisdiction in which it resides and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

12.

it has been independently advised as to restrictions with respect to trading in the Incentive Securities imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of Ausam with respect thereto, acknowledges that it is aware of the characteristics of the Incentive Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Incentive Securities except in accordance with limited exemptions under applicable securities laws and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable securities law; with respect to United States securities laws, it agrees that any certificates representing the Incentive Securities that are issued prior to the date that is six months and one day after the date of issuance of such Incentive Securities (if Ausam continues to be a reporting company under Section 15(d) of the Securities Exchange Act of 1934) or that is one year and one day after the date of issuance of such Incentive Securities (if Ausam ceases to be a reporting company under Section 15(d) of the Securities Exchange Act of 1934) will bear a legend indicating that the resale of such Incentive Securities is restricted; and with respect to Canadian securities laws, it agrees that the certificates representing the Incentive Warrants and the Common Shares issuable on the exercise thereof may bear a restrictive legend indicating that the resale of such securities is restricted; the Subscriber (or if applicable, the Beneficial Holder) further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it; and

13.	it has such knowledge of financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments or, where it is not purchasing as principal, each disclosed beneficial principal is able to bear the economic risk of loss of its investment; and

14.	except for the representations and warranties made by Ausam in this Agreement, it has not relied upon any verbal or written representation as to fact or otherwise made by (or on behalf of) Ausam; and

15.	it confirms that neither Ausam nor any of its directors, officers, employees or representatives, have made any representations (oral or written) to the Subscriber (or if applicable, the Beneficial Holder):

(a)	that any person will resell or repurchase the Incentive Securities;

(b)	that any person will refund the purchase price of the Incentive Securities; or

(c)	as to the future price or value of the Incentive Securities; and

16.	it understands, acknowledges and is aware that the Incentive Securities are being issued only on a “private placement” basis and that the issuance and delivery of the Incentive Securities is conditional upon such issuance being exempt from the requirements under applicable securities laws as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such issuance without the filing of a prospectus or delivering of an offering memorandum and, as a consequence: (i) it is restricted from using most of the civil remedies available under securities laws; (ii) it may not receive information that would otherwise be required to be provided to it under securities laws; (iii) Ausam is relieved from certain obligations that would otherwise apply under securities laws; and (iv) the common law may not provide an adequate remedy in the event it suffers investment losses in connection with the Incentive Securities acquired pursuant to the Program; and

17.	it acknowledges that Ausam may complete additional financings in the future in order to develop the business of Ausam and to fund its ongoing development; that there is no assurance that such financings will be available and, if available, on reasonable terms; any such future financings may have a dilutive effect on current securityholders, including the Subscriber (or if applicable, the Beneficial Holder); that if such future financings are not available, Ausam may be unable to fund its ongoing development; and

Resale and Further Assurance

18.	if required by applicable securities laws, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist Ausam in filing, such reports, undertakings and other documents with respect to the issue of the Incentive Securities; and

19.	it will not resell the Incentive Securities except in accordance with the provisions of applicable securities laws, regulations, rules, policies and orders and stock exchange rules, as applicable; and

20.	it acknowledges that it has been encouraged to and has obtained independent legal, income tax and investment advice with respect to its subscription for the Incentive Securities and, accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Agreement.

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PART IV – GENERAL

The undersigned Subscriber and, if applicable, the Beneficial Holder acknowledges and agrees that:

1.	if a company, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Agreement and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained; and

2.	if an individual, it is of the full age of majority and is legally competent to execute this Agreement and take all action pursuant hereto; and

3.	this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

4.	where it is acting as agent for a Beneficial Holder, it is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such subscription on behalf of such Beneficial Holder and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such Beneficial Holder; and

5.	the entering into of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber (or if applicable, the Beneficial Holder), and if the Subscriber (or if applicable, the Beneficial Holder) is not a natural person, any of such person’s constating documents, or any agreement to which the Subscriber (or if applicable, the Beneficial Holder) is a party or by which it is bound; and

6.	it covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the transactions contemplated by the Program as requested by Ausam; and

7.	by virtue of the execution of this Agreement, it shall be deemed to have agreed that all questions as to validity, form, eligibility for participation in the Program (including timely receipt) and acceptance of any Warrants and accompanying documents delivered pursuant to the Program will be determined by Ausam in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on Ausam or any other person to give notice of any defect or irregularity in any delivery and no liability shall be incurred by Ausam for failure to give such notice.

BOX A	BOX B
ISSUE COMMON SHARES AND INCENTIVE WARRANTS IN THE NAME OF (please print or type):	SEND COMMON SHARES AND INCENTIVE WARRANTS (UNLESS BOX C IS CHECKED) TO (please print or type):

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province)	(City and Province)

(Country and Postal Code)	(Country and Postal Code)

(Telephone - Business)
BOX C
☐ HOLD COMMON SHARES AND INCENTIVE WARRANTS FOR PICK-UP AT THE OFFICES OF OLYMPIA TRUST COMPANY AT:

2300, 125 – 9TH AVENUE S.E. CALGARY, ALBERTA T2G 0P6

BOX D IN THE CASE OF A PARTIAL EXERCISE (SEE INSTRUCTION 5) NEW CERTIFICATE(S) FOR WARRANTS ARE TO BE ISSUED AS ONE CERTIFICATE OR:

☐	In the following denominations (please print or type):

(Name)

(Street Address and Number)

(City and Province)

(Country and Postal Code)

(Telephone - Business)

WARRANTHOLDER SIGNATURE(S)

Signature guaranteed by (if required under Instruction 3):	Dated: , 2008

Authorized Signature	Signature of Warrantholder or Authorized Representative (See Instructions 2 and 4)

Name of Guarantor (please print or type)	Name of Warrantholder (please print or type)

Address (please print or type)	Name of Authorized Representative, if applicable (please print or type)

Telephone Number (during business hours)

INSTRUCTIONS

1.	Use of Agreement

(a)	This Agreement, or a manually executed facsimile copy thereof, properly completed and duly executed as required by the instructions set forth below, together with accompanying certificates representing the Exercised Warrants and all other documents required by this Agreement, must be received by Ausam at the office specified below before the Expiry Time.

(b)	The method of delivery of this Agreement, Warrant Certificates representing Exercised Warrants and all other required documents is at the option and risk of the person depositing same, and delivery will be deemed effective only when such documents are actually received by Ausam. Ausam recommends that such documents be delivered by hand to Ausam and a receipt obtained. If such documents are mailed, Ausam recommends that registered mail with return receipt be used and that proper insurance be obtained. Warrantholders whose Warrants are registered in the name of a nominee should contact their stockbroker, investment dealer, bank, trust company or other nominee for assistance in executing this Agreement and delivering their Warrants.

2.	Execution of this Agreement

This Agreement must be completed and signed by the registered Warrantholder exercising its Warrants pursuant to the Program or by such Warrantholder’s duly authorized representative (in accordance with Instruction 4).

(a)	If this Agreement is signed by the registered owner(s) of the accompanying Warrant Certificate(s), such signature(s) on this Agreement must correspond with the name(s) as registered or as written on the face of such Warrant Certificate(s) without any change whatsoever, and the Warrant Certificate(s) need not be endorsed. If such transmitted Warrant Certificate(s) is held of record by two or more joint owners, all such owners must sign this Agreement.

(b)	If this Agreement is signed by a person other than the registered owner(s) of the Warrants or if certificate(s) for Common Shares and/or Incentive Warrants issuable pursuant to the Program are to be issued to a person other than the registered holder(s): (i) such delivered Warrant Certificate(s) must be endorsed or be accompanied by an appropriate warrant transfer power of attorney duly and properly completed by the registered owner(s); and (ii) the signature(s) on such endorsement or warrant transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the Warrant Certificate(s) and must be guaranteed as noted in paragraph 3 below.

3.	Guarantee of Signatures

If this Agreement is executed by a person other than the registered owner(s) of the Warrants, or if certificate(s) for Common Shares and Incentive Warrants issuable pursuant to the Program are to be issued to a person other than such registered owner(s) (see Box A) as shown on the register of Warrantholders maintained by Ausam, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to Ausam (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Fiduciaries, Representatives and Authorizations

Where this Agreement or any certificate or warrant transfer power of attorney is executed by a person on behalf of an executor, administrator, trustee, guardian, attorney-in-fact, agent, corporation, partnership or association, or is executed by any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and this Agreement must be accompanied by satisfactory evidence of the authority to act. Ausam, at its discretion, may require additional evidence of authority or additional documentation.

5.	Partial Amendment and Exercise

If less than the total number of Warrants evidenced by any certificate are submitted to be amended and exercised pursuant to the Program, fill in the number of Warrants to be amended and exercised on the face page of this Agreement. In such case, new certificate(s) for the number of Warrants not amended and exercised will be sent to the registered owner as soon as practicable following the Expiry Time, unless otherwise provided in the appropriate box on this Agreement. The total number of Warrants evidenced by all Warrant Certificates delivered will be deemed to have been amended and exercised unless otherwise indicated.

6.	Miscellaneous

(a)	If the space on this Agreement is insufficient to list all Warrant Certificates for Exercised Warrants, additional certificate numbers and the number of Exercised Warrants may be included in a separate signed list affixed to this Agreement.

(b)	If Warrant Certificates are registered in different forms (e.g. “Joe Doe” and “J. Doe”), a separate Agreement should be signed for each different registration.

(c)	No alternative, conditional or contingent amendment and exercises will be accepted. All exercising Warrantholders by execution of this Agreement (or a facsimile thereof) waive any right to receive any notice of acceptance of Warrants for exercise.

(d)	The Program and any agreement resulting from the acceptance of the offer to participate in the Program will be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein and the Warrantholders and Subscribers entering into this Agreement hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

(e)	Additional copies of this Agreement may be obtained from Ausam at the addresses listed below or on SEDAR at www.sedar.com.

7.	Lost Warrant Certificates

If a Warrant Certificate has been lost or destroyed, this Agreement should be completed as fully as possible and forwarded, together with a letter describing the loss, to Bennett Jones LLP, counsel to Ausam. Ausam will respond with the replacement requirements, which must be completed and returned to Ausam c/o Bennett Jones LLP prior to the Expiry Time. If a Warrant Certificate has been lost or destroyed, please ensure that you provide your telephone number so that you may be contacted in respect to the foregoing.

By Mail, Hand and Courier

Bennett Jones LLP

4500 Bankers Hall East

855 2nd Street S.W.

Calgary, Alberta T2P 4K7

Attn: Sean Mason

Fax: (403) 265-7219

Tel: (403) 298-3027

masons@bennettjones.ca

-or-

For Further Information

Ausam Energy Corporation

13103 FM 1960 West Suite 210

Houston, Texas 77065

Attn: Mark Avery

Fax: (832) 678-2205

Tel: (832) 678-2200

MAvery@NoramResources.com

Any questions and requests for assistance may be directed by Warrantholders to Ausam at the telephone numbers and location set out above.